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                                  Exhibit 99.1

                                                  FOR IMMEDIATE RELEASE
                                                  Contact:     John W. Raisbeck
                                                               President and CEO
                                                               (937) 327-1112


                  Western Ohio Financial Corporation Announces
                          Annual Shareholders' Meeting

Springfield, Ohio, February 6, 2004 - Western Ohio Financial Corporation (NASDAQ: WOFC), parent corporation of Cornerstone Bank, Springfield, Ohio, announced today that its annual shareholders' meeting will be held at The Springfield Inn, located at 100 South Fountain Ave., Springfield, Ohio on April 22, 2004 at 9:00 am EST.





When used in the Company's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "project", "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors--including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors--could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

The Company does not undertake--and specifically disclaims any obligation--to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.